Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 29, 2010)

INTERPUBLIC ANNOUNCES FIRST QUARTER 2010 RESULTS

•	First quarter revenue increased 1.2% as reported and organic revenue decrease moderated to 2.9% from the first quarter of 2009, reflecting broader economic stabilization
•	Salaries and related expenses decreased 1.7% as reported and 5.7% organically from the same period last year, demonstrating effects of company’s cost actions in 2009 and lower severance in Q1 2010
•	Seasonal operating loss of $59.4 million therefore improved from an operating loss of $81.9 million a year ago
•	Balance sheet and financial flexibility remain strong, enhanced by augmented $650 million credit facility with extended maturity and launch of tender offer for preferred shares

Summary

•	Revenue
o
First quarter 2010 revenue was $1.34 billion, compared to $1.33 billion in the first quarter of 2009, with an organic revenue decrease of 2.9% compared to the prior period.  Organic growth in the U.S. was 3.0%.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

•	Operating Results
o	Operating loss in the first quarter of 2010 was $59.4 million, compared to operating loss of $81.9 million in 2009.
o	Operating margin was (4.4)% for the first quarter of 2010, compared to (6.2)% for the first quarter of 2009.
o	Operating results include $5 million expense related to transition to inflationary accounting for operations in Venezuela

•	Net Results
o
First quarter 2010 net loss attributable to IPG was $64.6 million and net loss available to IPG common stockholders was $71.5 million, or ($0.15) per basic and diluted share.  This compares to net loss attributable to IPG a year ago of $67.0 million and net loss available to IPG common stockholders of $73.9 million, or ($0.16) per basic and diluted share.

"We were pleased to see another quarter of significant sequential improvement in our organic revenue performance, which supports our belief that the economy is recovering and that we'll keep seeing progress in our business as we move through this year," said Michael I. Roth, Interpublic's Chairman and CEO.  " Across the full range of marketing disciplines, we are seeing our agencies perform well and increasingly deliver integrated client solutions based on deep consumer insights that incorporate traditional and digital media channels.  Operating performance in the first quarter also continued to reflect our disciplined cost management.  We are on track to meet our goal of resuming aggressive margin expansion and we have the

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

talent and the tools to continue to benefit from an economic recovery.  With our augmented credit facility and the tender for preferred shares that we announced today, we are taking steps to add to the company's financial strength and flexibility, as well as to further enhance shareholder value in 2010 and in the years to come."

Operating Results

Revenue
Revenue of $1.34 billion in the first quarter of 2010 was up 1.2% compared with the same period in 2009. During the quarter, the effect of foreign currency translation was positive 4.2%, the impact of net divestitures was negative 0.1% and the resulting organic decrease in revenue was 2.9%.

Operating Expenses
During the first quarter of 2010, salaries and related expenses were $979.3 million, down 1.7% compared to the same period in 2009. After adjusting for currency effects and the impact of net divestitures, salaries and related expenses decreased 5.7% organically. Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, decreased to 73.0% in the first quarter of 2010 from 75.2% for the comparable prior-year period.

Severance expense recorded in the first quarter of 2010 was $10.3 million, compared to $41.6 million in the first quarter of 2009.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

During the first quarter of 2010, office and general expenses were $421.1 million, up 2.5% compared to the same period in 2009.  After adjusting for currency effects and the impact of net divestitures, office and general expenses decreased 2.4% organically. Office and general expenses in the first quarter of 2010 include $5 million for the transition to inflationary accounting for operations in Venezuela.

Non-Operating Results and Tax
Net cash interest expense increased $3.9 million, or 16.9%, in the first quarter of 2010 compared to the same period in 2009.

Other income, net was $0.5 million for the first quarter of 2010.

The income tax benefit in the first quarter of 2010 was $15.3 million on loss before income taxes of $85.0 million, compared to a benefit of $25.4 million on loss before income taxes of $99.5 million in the same period in 2009.  The effective tax rate for the first quarter of 2010 was 18.0%, compared to 25.5% for the same period a year ago.

Balance Sheet
At March 31, 2010, cash, cash equivalents and marketable securities totaled $1.94 billion, compared to $2.51 billion at the end of 2009 and $1.66 billion at the end of the first quarter of 2009. Total debt of $1.94 billion as of March 31, 2010 compared to $1.95 billion at the end of 2009 and $2.11 billion as of March 31, 2009.

On April 29, 2010, the company launched a tender offer to repurchase up to 370,000 shares of its Series B preferred stock, convertible into approximately 27.1 million common shares, for an aggregate purchase price of up to $400 million.  The company currently pays annual dividends of approximately $19.4 million on these preferred shares.

Amended Credit Facility
On April 23, 2010, the company amended its existing three-year committed credit agreement to increase the commitments of the lenders from $335.0 million to $650.0 million.  The amended credit agreement expires July 18, 2013.

For more information concerning the company’s financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

# # #

About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, Magna, McCann Erickson, Momentum, MRM Worldwide, Octagon, UM and Weber Shandwick.  Leading domestic brands include Campbell-Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe & Partners Company; Hill Holliday; ID Media; Mullen; The Martin Agency and R/GA.  For more information, please visit www.interpublic.com.

# # #

Contact Information

Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
FIRST QUARTER REPORT 2010 AND 2009
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Three Months Ended March 31,
	2010	2009	Fav. (Unfav.) % Variance
Revenue:
United States	$803.1	$781.4	2.8%
International	538.2	543.9	(1.0)%
Total Revenue	1,341.3	1,325.3	1.2%

Operating Expenses:
Salaries and Related Expenses	979.3	996.5	1.7%
Office and General Expenses	421.1	410.9	(2.5)%
Restructuring and Other Reorganization-Related Charges (Reversals)	0.3	(0.2)	N/A
Total Operating Expenses	1,400.7	1,407.2	0.5%

Operating Loss	(59.4)	(81.9)	27.5%
Operating Margin %	(4.4)%	(6.2)%

Expenses and Other Income:
Interest Expense	(32.6)	(34.8)
Interest Income	6.5	12.3
Other Income, Net	0.5	4.9
Total (Expenses) and Other Income	(25.6)	(17.6)

Loss before Income Taxes	(85.0)	(99.5)
Benefit of Income Taxes	(15.3)	(25.4)
Loss of Consolidated Companies	(69.7)	(74.1)
Equity in Net (Loss) Income of Unconsolidated Affiliates	(0.6)	0.5
Net Loss	(70.3)	(73.6)
Net Loss Attributable to Noncontrolling Interests	5.7	6.6
Net Loss Attributable to IPG	(64.6)	(67.0)
Dividends on Preferred Stock	(6.9)	(6.9)
Net Loss Available to IPG Common Stockholders	$(71.5)	$(73.9)

Loss Per Share Available to IPG Common Stockholders – Basic and Diluted	$(0.15)	$(0.16)
Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	471.3	464.0

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax